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                                                                    EXHIBIT 99.4

                      CONSENT OF BEAR, STEARNS & CO. INC.

August 13, 2002

The Board of Directors
Pfizer Inc.
235 East 42nd Street
New York, NY 10017

     We hereby consent to the inclusion of our opinion letter, dated July 13, 2002, to the board of directors of Pfizer Inc. ("Pfizer") as Annex C to this joint proxy statement/prospectus which forms part of the Registration Statement on Form S-4 (the "Registration Statement") relating to the proposed merger of Pharmacia Corporation with Pfizer and to the references to such opinion in such joint proxy statement/prospectus under the headings "Chapter One -- The
Merger -- Summary -- Opinions of Pfizer's Financial Advisors," "Chapter
One -- The Merger -- The Proposed Merger -- Background of the Merger," "Chapter One -- The Merger -- The Proposed Merger -- Factors Considered by, and Recommendation of, the Board of Directors of Pfizer," "Chapter One -- The
Merger -- Opinions of Financial Advisors -- Opinions of Pfizer's Financial Advisors -- Opinion of Bear Stearns" and "Chapter One -- The Merger -- The Merger Agreement -- Representations and Warranties." In giving such consent, we do not admit that we come within the category of persons whose consent is required under section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations of the Securities and Exchange Commission (the "SEC") thereunder, nor do we hereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations of the SEC thereunder.

                                          BEAR, STEARNS & CO. INC.

                                          By: /s/ FREDERICK A. MCCONKEY
                                             -----------------------------------
                                              Frederick A. McConkey
                                              Senior Managing Director